UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2010

GRUBB & ELLIS COMPANY
 (Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 North Tustin Avenue, Suite 300, Santa Ana, California	92705
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 667-8252

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 is being filed solely to amend item 5.07 of the Current Report on Form 8-K, “Submission of Matters to a Vote of Security Holders,” filed by Grubb & Ellis Company (the “Company”) on December 13, 2010 (the “Original 8-K”) to correct a typographical error.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The first sentence of the Original 8-K mistakenly referenced the date of issuance of the press release issued by the Company announcing the voting results of the Company’s 2010 annual meeting held on December 9, 2010. Specifically, the first sentence of the Original 8-K should have stated that the press release was issued on December 9, 2010, and not December 9, 2009, as the Original 8-K mistakenly disclosed. All other dates and all other information set forth in the Original 8-K are correct.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY

By:	/s/ Michael J. Rispoli

Michael J. Rispoli
Executive Vice President and Chief Financial Officer

Dated: December 14, 2010